Paul, Hastings, Janofsky & Walker LLP
Twenty-Fourth Floor
55 Second Street
San Francisco, CA  94105-3441
telephone 415-856-7000
facsimile 415-856-7100
www.paulhastings.com

(415) 856-7007
davidhearth@paulhastings.com

April 29, 2011

VIA EDGAR

Matthews International Funds
dba Matthews Asia Funds
Four Embarcadero Center, Suite 550
San Francisco, California 94111

Re:	Matthews International Funds - File Nos. 33-78960 and 811-08510

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth
David A. Hearth
for PAUL, HASTINGS, JANOFSKY & WALKER LLP